Exhibit 4.1


NUMBER                                                                    SHARES


              Incorporated under the laws of the State of Delaware

                                 SAMDREW I, INC.

                    Total Authorized Issue 50,000,000 Shares

40,000,000 Shares Par Value $.0001       10,000,000 Shares Par Value $.0001 each
each Common Stock                        Preferred Stock

                                                                 See Reverse for
                                                             Certain Definitions

                                    Specimen

This is to certify that  ____________________is the owner of

___    Fully Paid and Non-Assessable Shares of Common Stock of  Samdrew I, Inc.

transferable only on the books of the Corporation by the holder thereof in person or by a duly authorized Attorney upon surrender of this Certificate properly endorsed.

Witness, the seal of the Corporation and the signatures of its duly authorized officers.

Dated:


----------------------------------      ----------------------------------------
Secretary                               President